Exhibit 99.1

April 17, 2015

Dear Metro Bancorp Employees:

On February 9, 2015 I wrote to let you know that I would be taking a temporary leave of absence to undergo coronary bypass surgery, with an anticipated effective date of March 1, 2015.  Since that time, I underwent the surgery on March 5th and spent the following five weeks recovering.  I have recently been cleared by my physician to resume my normal duties on a graduated basis over the next few weeks.

Thank you all for your kind words of support.

Gary L. Nalbandian
Chairman, President and CEO